AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY __, 1998
                                                              REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           NEW YORK                                               13-1432060
-------------------------------                                 -------------
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                              Identification No.)


  521 WEST 57TH STREET, NEW YORK, N.Y.                                   10019
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 765-5500

                              --------------------

                STEPHEN A. BLOCK, VICE-PRESIDENT, LAW & SECRETARY
                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
           521 WEST 57TH STREET, NEW YORK, N.Y. 10019--(212) 765-5500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                                GEORGE ROWE, JR.
                            FULTON, ROWE, HART & COON
                   ONE ROCKEFELLER PLAZA, NEW YORK, N.Y. 10020

                              --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As provided in Registrant's stock option plan and Registrant's agreement with its Chairman and President, and as indicated on the cover page of the Prospectus immediately following the Explanatory Note in the case of the other 341,463 shares registered hereunder.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [_]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                           PROPOSED             PROPOSED
                                                       AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
         TITLE OF EACH CLASS OF                         TO BE              OFFERING             AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED                    REGISTERED         PRICE PER UNIT       OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.12-1/2 par value, issued
and/or to be issued for employee
stock options and restricted stock.....           3,720,000 Shs.(1)        $49.88            $166,500,376(2)          $49,118
====================================================================================================================================

(1) The prospectus herein, pursuant to Rule 429 of the Securities and Exchange Commission, will also be applicable to all shares previously registered under Registration Statement No. 2-28777, Registration Statement
     No. 2-39818, Registration Statement No. 2-47516, Registration Statement No. 2-58545, Registration No. 2-83301, Registration Statement No. 2-92451, Registration Statement No. 33-23513 and Registration Statement
     No. 33-66756, less any of such shares which have been or are being withdrawn from registration.

(2) Calculated as follows: (i) 220,000 shares covered by outstanding employee restricted stock award at an assumed aggregate price of $9,542,500 (based upon the average of the high and low prices reported in the consolidated reporting system as of June 30, 1998);(ii) 1,623,500 shares covered by outstanding stock options at an aggregate option exercise price of $75,564,688; and (iii) 1,876,500 shares available for employee stock option grants at an assumed aggregate option exercise price of $81,393,188 (based upon the average of the high and low prices reported in the consolidated reporting system as of July 20, 1998.

                              --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     The Registration Statement includes two forms of Prospectus, one covering shares issued and to be issued in respect of "Employee Stock" and "Selling Shareholders" as hereinafter defined and the other covering such of the 341,463 shares received or to be received from the Registrant's Retirement Investment Fund Trust by or in respect of former participants therein as may be offered and sold from time to time.

     The forms of Prospectuses for the respective offerings will be identical except that the front cover page of each Prospectus will refer only to the shares to be offered and sold pursuant to such Prospectus.

     Ten copies of each form of Prospectus in the exact form in which it is used after the effective date will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JULY __, 1998

                                 341,463 SHARES

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                              521 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                  212-765-5500

                                  COMMON STOCK
                              ($.12-1/2 PAR VALUE)

                              --------------------

     This Prospectus is applicable to any of the 341,463 shares of Common Stock of International Flavors & Fragrances Inc. (the "Company") which from time to time may have been or may be acquired from the Company's Retirement Investment Fund Trust by or on behalf of former participants therein. This Prospectus is made applicable to such shares for the reason that some of such former participants who have acquired or may acquire such shares may be deemed to be "underwriters" and may effectuate sales of such shares under circumstances requiring that delivery of such shares be preceded by a Prospectus. Some or all of the shares of Common Stock to which this Prospectus relates may be sold from time to time at public or private sale at market prices then prevailing on the New York Stock Exchange (and, in the case of sales through brokers, upon payment of normal brokerage commissions). The closing price of the Common Stock in public trading on July 20, 1998 was $42.63. All expenses in connection with the distribution of shares of the Common Stock to which this Prospectus relates shall be borne by the Company, except brokers' fees and fees and expenses of counsel to the Selling Shareholders.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

     This Prospectus does not constitute an offer to sell securities in any State to any person to whom it is unlawful to make such offer in such State.

     No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon.

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              --------------------

                  THE DATE OF THIS PROSPECTUS IS JULY __, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JULY __, 1998

                               21,344,013 SHARES*
                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                              521 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                  212-765-5500

                                  COMMON STOCK
                              ($.12-1/2 PAR VALUE)

                              --------------------

  OFFERED AS SET FORTH HEREIN UNDER "EMPLOYEE STOCK" AND "SELLING SHAREHOLDERS"
                    TO CERTAIN OFFICERS AND KEY EMPLOYEES OF
          INTERNATIONAL FLAVORS & FRAGRANCES INC. AND ITS SUBSIDIARIES

                              --------------------

     Some or all of the shares of Common Stock to which this Prospectus relates and which may be or have been acquired as set forth under "Employee Stock," or "Selling Shareholders," infra, may be sold from time to time at public or private sale at market prices then prevailing on the New York Stock Exchange (and, in the case of sales through brokers, upon payment of normal brokerage commissions). With respect to those shares which may be or have been acquired upon exercise of options, the exercise prices provided for in the options outstanding granted to the date of this Prospectus range from $19.30 to $49.88 per share. The Common Stock of International Flavors & Fragrances Inc. (the "Company") is listed on the New York Stock Exchange. The closing price of the Common Stock in public trading on July 20, 1998 was $42.63 per share. Some of the persons who may acquire shares as contemplated by this Prospectus may be deemed to be "underwriters," and any brokerage commissions paid by such persons upon any resale of such shares may be deemed to be underwriting discounts and commissions, for the purposes of the Securities Act of 1933, as amended. All expenses in connection with the issuance or distribution of the shares of Common Stock to which this Prospectus relates shall be borne by the Company, except brokers' fees and fees and expenses of counsel to the Selling Shareholders.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

     This Prospectus does not constitute an offer to sell securities in any State to any person to whom it is unlawful to make such offer in such State.

     No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus or incorporated by reference, in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon.

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              --------------------

                  THE DATE OF THIS PROSPECTUS IS JULY __, 1998

----------

* Less any of such shares which, prior to the date of this Prospectus, may have been resold by the persons to whom originally issued.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information and the Registration Statement of which this Prospectus is a part may be inspected and copied at the Commission's public reference facilities, Room 1024,450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048; Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036; and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company which files electronically with the Commission at (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005, upon which Exchange the Company's Common Stock is listed. Except as the context otherwise indicates, the term "the Company" as used herein refers to the Company and its subsidiaries.

     This Prospectus constitutes a part of the Registration Statement with respect to the shares filed by the Company with the Commission under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the shares. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed with the Commission. Each such statement is qualified in its entirety by such reference.

                           --------------------------

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, ON THE ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUESTS SHOULD BE ADDRESSED TO:

                STEPHEN A. BLOCK, Vice-President, Law & Secretary
                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
                            521 West 57th Street New
                              York, New York 10019
                                  212-765-5500

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Available Information ......................................................   2
Employee Stock .............................................................   3
Selling Shareholders .......................................................   7
Incorporation of Certain Documents by Reference ............................   8
Legal Opinion ..............................................................   8
Experts ....................................................................   8

                                 EMPLOYEE STOCK

SHARES TO WHICH THIS PROSPECTUS IS APPLICABLE

     This Prospectus is applicable to and as set forth herein "Employee Stock" shall mean (i) 4,224,912 shares which have been issued upon the exercise of options granted under the Company's Employee Restricted Stock Option Plan of 1961 (the "1961 Plan"), (ii) 1,070,265 shares which have been issued upon the exercise of a restricted stock option (having terms substantially similar to the terms of the options granted under the 1961 Plan) granted to Henry G. Walter, Jr. pursuant to his employment agreement with the Company dated August 14, 1962, as amended, (iii) 1,442,946 shares which have been issued upon the exercise of options granted under the Company's Employee Qualified Stock Option Plan of 1966, as amended, (the "1966 Plan"), all of which shares were registered under Registration Statement No. 2-28777 and Registration Statement No. 2-39818, (iv) 2,811 shares which have been issued upon the exercise of options granted under the Company's Employee Qualified Stock Option Plan of 1972 (the "1972 Plan") which were registered under Registration Statement No. 2-47516, (v) 1,472,700 shares which have been issued upon the exercise of options which have been granted under the Company's Employee Stock Option Plan of 1976 (the "1976 Plan"), and 150,000 shares under an amendment to the 1972 Plan, which were registered under Registration Statement No. 2-58545, (vi) 2,229,000 shares which have been issued under the Company's Employee Stock Option Plan of 1981 (the "1981 Plan"), which were registered under Registration Statement No. 2-83301,
(vii) 2,205,853 shares which have been issued and 25,526 shares which may be issued upon the exercise of options which have been granted under the Company's Employee Stock Option Plan of 1984 (the "1984 Plan") which were registered under Registration Statement No. 2-92451, (viii) 1,348,786 shares which have been issued, and 866,825 shares which may be issued upon the exercise of options which have been granted under the Company's Employee Stock Option Plan of 1988 (the "1988 Plan") and 34,389 shares which are available for the grant of options under the 1988 Plan, which were registered under Registration Statement No. 33-23513, (ix) 340,636 shares which have been issued, 1,555,112 shares which may be issued upon the exercise of options which have been granted under the Company's Employee Stock Option Plan of 1992 (the "1992 Plan") and 354,252 shares which are available for the grant of options under the 1992 Plan and 300,000 shares covered by a restricted stock award which was granted to Eugene
P. Grisanti, Chairman and President of the Company, in 1992, which plan and award were registered under Registration Statement No. 33-66756, (x) 1,623,500 shares which may be issued upon the exercise of options which have been granted under the Company's 1997 Employee Stock Option Plan (the "1997 Plan") and 1,876,500 shares which are available for the grant of options under the 1997 Plan, and (xi) 220,000 shares covered by a restricted stock award which has been granted to Eugene P. Grisanti; less any of such issued shares which, prior to the date of this Prospectus, may have been resold by the persons to whom such shares were originally issued. This Prospectus is made applicable to such shares after issuance and upon sale or other transfer by such persons for the reason that it might be deemed that Mr. Grisanti or some of the persons who have purchased or may purchase such shares upon exercise of such options may have done so or may do so with a view to distribution or may be "directly or indirectly controlling the issuer" within the meaning of Section 2(11) of the 1933 Act and may effectuate sales or other transfers of such shares under circumstances requiring the delivery of such shares be preceded by a Prospectus.

THE 1997 PLAN

     The 1997 Plan, approved by the Company's Board of Directors on February 11, 1997, and by the shareholders on May 8, 1997, authorizes the grant of stock options to officers and key employees of the Company covering 3,500,000 shares of the Company's Common Stock.

     The purpose of the 1997 Plan is to promote the best interests of the Company and its shareholders by providing methods by which key employees of the Company may acquire a proprietary interest in the Company, thus identifying their interests with those of the shareholders and encouraging them to make greater efforts on behalf of the Company. Any key employee or officer may be designated by the Board of Directors for participation. The timing, pricing and the number of shares covered by individual options is determined by the Stock Option and Compensation Committee of the Board (all the members of which Committee are "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code (the "Code"). If any options expire or terminate without being exercised in full, including options voluntarily surrendered for cancellation, the shares subject thereto which have not been purchased in accordance with the terms of such options shall be available for the grant of new options under the 1997 Plan until May 8, 2007. Unless otherwise determined by the Committee at the time of grant, options granted hereunder to employees subject to United States taxation will be deemed to be "incentive stock options" to the extent permitted under section 422 of the Code and the balance of such options will be deemed not to be incentive stock options.

     The option price must be at least the fair market value of the stock on the date of grant. No option may be for longer than ten years, and no option may be granted after May 8, 2007, although options granted prior to that date may be exercisable beyond that date. Up to one-third of the shares covered by an option may be purchased at any time after 24 months from the date of grant, up to two-thirds at any time after 36 months from such date, and all the shares at any time after 48 months from such date. Upon exercise of any option, the employee may pay for the stock covered by the option and/or may pay for any tax withholding resulting from such exercise with Common Stock of the Company, provided the employee has held such Common Stock for at least six months, or such longer period as determined by the Committee. The Committee may also allow payment upon exercise of any option by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     At the discretion of the Committee, options ("reload options") may be granted to replace shares delivered by a Plan participant in payment of the option price of such option and/or in payment of any tax withholding resulting from such exercise. A reload option must have an option price of not less than 100% of the per share market value on the date of grant of such reload option, and will be subject to all other terms and conditions of the original grant, including the expiration date, to the availability of shares under the Plan and to the individual cap of such participant.

     Each option may be exercised only so long as the employee remains in the employ of the Company, but if he or she voluntarily resigns with the consent of the Board of Directors, or if he or she becomes totally disabled, or if he or she retires at or after the age of 65, or if he or she dies while employed by the Company, he or she, or in the case of his or her death his or her legal representatives, distributees or legatees, may exercise the option within three months thereafter (but not more than 120 months after the date of the option grant) with respect to any shares the employee was entitled to purchase under the option at the date of such resignation, disability, retirement or death, except that, in the case of the employee's death before the option first becomes exercisable, his or her legal representatives, distributees or legatees may exercise his or her option for a pro rata portion of the total number of shares subject thereto. No option may be assigned or transferred in any way by the employee except at his or her death, by his or her will or pursuant to the applicable laws of descent or distribution, and in the event of his or her death the option shall be exercisable as stated above. If an employee shall attempt to make any prohibited assignment or transfer, the unexercised portion of the option shall be null and void.

     The 1997 Plan provides that each option agreement shall contain an anti-dilution provision for adjustment of the number of shares and the price per share to take account of any stock splits, stock dividends or similar transactions. The 1997 Plan is presently administered by the Stock Option and Compensation Committee of the Board of Directors, comprised of Messrs. William
D. Van Dyke, III, Richard M. Furlaud, and Stanley M. Rumbough, Jr., c/o International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. The members of such Committee are elected annually by vote of the Board.

     The 1997 Plan also provides that the Company's Board of Directors may discontinue or amend the 1997 Plan in any respect, except with respect to shares subject to outstanding options, provided that it may not, without shareholder approval, change the number of shares available for options, change the employees eligible to receive options or reduce the option price below that presently provided, or make any change requiring shareholder approval under
Section 162(m) of the Code.

THE 1992, 1988 AND 1984 PLANS

     The 1992 Plan, approved by the Company's Board of Directors on February 11, 1992, and by the shareholders on May 14, 1992, authorizes the grant of stock options to officers and key employees of the Company covering 2,250,000 shares of the Company's Common Stock. The 1988 Plan, approved by the Company's Board of Directors on February 9, 1988, and by the shareholders on May 12, 1988, authorizes the grant of stock options to officers and key employees of the Company covering 2,250,000 shares of the Company's Common Stock. The 1984 Plan, approved by the Company's Board of Directors on December 13, 1983, and by the shareholders on May 10, 1984, authorizes the grant of stock options to officers and key employees of the Company covering 2,250,000 shares of the Company's Common Stock.

     The terms of the 1997 Plan, the 1992 Plan, the 1988 Plan and the 1984 Plan are substantially the same except for (i) the maximum number of shares that may be granted to any individual, 500,000 shares in the 1997 Plan, not limited in the 1992 Plan, 60,000 shares in the 1988 Plan and 45,000 shares in the 1984 Plan, (ii) certain provisions in the 1997 Plan which permit the grant of reload options, and (iii) certain additional or changed provisions in the 1984 Plan to permit options granted thereunder to be fully exercisable at any time after 12 months in the case of the 1984 Plan, rather than in three installments after 24, 36 and 48 months in the case of the 1997 Plan, the 1992 Plan and the 1988 Plan.

DUTCH PLANS

     On May 8, 1997, the Board of Directors amended the 1997 Plan (subject to adjustment under the Plan's anti-dilution provisions) to permit the granting of options to key employees and officers of the Company's Dutch subsidiary and added certain provisions to the 1997 Plan with regard to such options (the "1997 Dutch Plan") so as to make such options eligible for more favorable tax treatment under the laws of The Netherlands. The provisions of the 1997 Dutch Plan differ from the terms of the 1997 Plan applicable to all other options principally in that (i) options granted under the 1997 Dutch Plan are immediately exercisable in full, and (ii) the Company has the right (except in case of disability, death or certain retirements in which case the right is limited) to purchase all or certain percentages of the shares acquired under such options, at the option price paid by the employee, in the event that within four years after the grant of the option the employee leaves the employ of the Company and its affiliates or seeks to sell such shares to others.

     Prior to the adoption of the 1997 Dutch Plan, the Company had in effect the 1992 Dutch Plan, the 1988 Dutch Plan, the 1984 Dutch Plan and the 1976 Dutch Plan. The provisions of the above Dutch Plans are substantially similar, except
(i) there is no limit on the maximum number of shares that may be optioned to any one person in the case of Dutch Plans other than the 1997 Dutch Plan where the limit is 500,000 shares per person, (ii) there are minor variations in the scope of the Company's repurchase right among the various Dutch Plans, and (iii) a provision for the granting of "reload" options in the case of the 1997 Plan.

EARLIER PLANS

     Prior to the adoption of the 1984 Plan, the Company had in effect the 1981 Plan, the 1976 Plan, the 1972 Plan, the 1966 Plan and the 1961 Plan. These five Plans have all expired and no options may be granted or exercised thereunder. The terms of the prior Plans were substantially identical to those of the 1997, 1992, 1988 and 1984 Plans except for (i) the number of shares covered,
(ii) the maximum number of shares which might have been optioned to any individual, (iii) the term for which options might have been granted, and (iv) certain provisions in these Plans permitting the grant of qualified or restricted options, as the case may be, which conformed to the then applicable provisions of the Internal Revenue Code as amended.

OUTSTANDING OPTIONS

     At July 1, 1998, 495 optionees (including 13 officers) held options under the 1997 Plan, the 1992 Plan, the 1988 Plan or the 1984 Plan granted between February 13, 1990 and June 15, 1998 to purchase an aggregate of 4,070,963 shares of Common Stock at option prices ranging from $43.25 to $49.69 per share under the 1997 Plan, from $36.00 to $49.88 per share under the 1992 Plan, from $19.30 to $48.13 per share under the 1988 Plan, and at $28.09 per share under the 1984 Plan. All such options expire ten years after the date of grant.

     Additional information with respect to outstanding options held by certain officers of the Company is set forth in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders (the "1998 Proxy Statement") which is incorporated by reference herein.

     The Company is not aware of any provision of the Employee Retirement Income Security Act of 1974 to which any of the above Plans is subject.

     The Company intends to use for general corporate purposes the net proceeds which may be received from the sale of shares pursuant to the exercise of stock options.

TAX CONSEQUENCES

     The Company has been advised by its counsel, Messrs. Fulton, Rowe, Hart & Coon, that under the provisions of the Internal Revenue Code if shares of Common Stock of the Company are issued to an employee upon exercise of a non-qualified stock option, (i) no income will be realized at the time of grant of such option to him or her; (ii) upon exercise of the option, he or she will realize as income, taxable at ordinary income rates in the year of exercise, an amount equal to the excess of the market price on the date of exercise over the option price of such shares, and the amount of such excess will be deductible as compensation for federal income tax purposes by the Company in the year of exercise; (iii) the income realized upon exercise of a non-qualified option will not be subject to the alternative minimum tax; (iv) any gain or loss upon a subsequent disposition of the option shares will be treated under the provisions of the Code applicable to capital gains and losses; and (v) the employee may add the amount of income described in the preceding clause (ii) to his tax basis in such shares for purpose of computing any subsequent capital gain or loss.

     If shares of the Common Stock of the Company are issued to an employee upon exercise of an incentive stock option, and if no disposition of such shares is made within two years from the date the option was granted or within one year of the transfer to him or her of such shares, then, subject to the modification described in the next paragraph: (i) no income will be realized by such holder at the time of the grant of such option to him or her or at the time of the transfer of the shares to him or her; (ii) the amount, if any, by which the fair market value of the shares at the time of exercise of the option exceeds the option price will be subject to the alternative minimum tax; (iii) when he or she sells such shares, any amount realized by him in excess of the option price will be taxed to him or her as a long-term capital gain and any loss sustained will be a long-term capital loss; and (iv) no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option.

     If shares of the Common Stock of the Company issued to an employee upon exercise of an incentive stock option are disposed of within a single taxable year and within two years from the date the option was granted or one year from the transfer to him or her of such shares: (i) the amount, if any, by which the fair market value of the shares at the time of exercise of the option exceeded the option price will be taxable to the employee as compensation income in the year of disposition but, in the case of disposition by sale, ordinarily only to the extent of the employee's gain, and the balance, if any, of the gain will be taxable as capital gain; (ii) the Company will be entitled to a deduction in the amount taxable to the employee as compensation; and (iii) such amount will not be subject to the alternative minimum tax.

     The foregoing is only a brief summary of the federal tax effects relating to employee stock options and does not discuss the effect of state and local taxes. Optionees may wish to consult their personal tax advisors with respect to the applicability of the tax laws to their own situations.

                              SELLING SHAREHOLDERS

     Of the shares of the Company's Common Stock covered by this Prospectus 462,000 are, or may be, offered by the Company's officers, who at the time of such offering will have acquired such shares upon the exercise of options granted under the 1997 Plan. Information as to such officers is set forth below.


                                                                                                  Common Stock Which
                                                                                                      May be Sold
                                                                                             -------------------------------------
                                                                                                                  Shares
                                                                                                                   under
                                                                                                               Options Granted
                                                                                                              since the adoption
                                                                                                            of the 1997 Plan which
                                                                                             Common Stock       may be Offered
                                               Position with Company                          Owned as of      for the Selling
                                                  Within the Past                             December 31,      Shareholder's
              Name                                  Three Years                                  1997(1)           Account
              ----                                  -----------                                  -------           -------

Eugene P. Grisanti...............     President; Chairman of the Board                         496,233(2)         100,000
David G. Bluestein...............     Senior Vice-President since November 1997;                     0             35,000
                                        Director since January 1998; President North
                                        America, Duracell International, Inc., a battery
                                        manufacturer, prior thereto
Stephen A. Block.................     Vice-President, Law and Secretary                         10,264             32,500
Robert G. Corbett................     Vice-President since May 1997; employed by                11,083             22,500
                                        the Company in other positions prior thereto
Ronald S. Fenn...................     Vice-President                                            75,599             16,000
Judith C. Giordan................     Vice-President since November 1997; research                   0             15,000
                                        and development executive with The Pepsi-Cola
                                        Co., affiliate of PepsiCo, Inc., soft drink and
                                        snack food manufacturer, from 1996 to 1997, and
                                        Henkel Corporation, consumer product and
                                        specialty chemical manufacturer, prior thereto
Carlos A. Lobbosco...............     Vice-President                                            31,666             62,500

Lewis G. Lynch, Jr...............     Vice-President                                            29,499             18,000
Stuart R. Maconochie.............     Vice-President                                             8,666             70,000
Rudolf Merz......................     Vice-President                                            36,000             30,000
Jose A. Rodriguez  ..............     Vice-President since May 1998; employed by the            18,333             15,500
                                        Company in other positions prior thereto

Timothy Schaffner................     Vice-President since May 1997; employed by the             2,017             25,000
                                        Company in other positions prior thereto
Douglas J. Wetmore...............     Vice-President and Chief Financial Officer since
                                        April 1, 1998, Controller prior thereto                  7,500             20,000

----------

(1) Includes 394,270 shares of Common Stock which the officers of the Company have (or will have as of 60 days after such date) the right to acquire under stock options granted by the Company.

(2) See page 3 of the 1998 Proxy Statement for other shares of the Company's Common Stock beneficially owned by Mr. Grisanti.

     In addition, up to 220,000 shares of the Company's Common Stock are, or may be, offered by Mr. Grisanti who, at the time of such offering, will have acquired such shares as a result of a restricted stock award granted under an agreement dated as of January 1, 1997 described on pages 8 and 9 of the 1998 Proxy Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     As of any particular time, the following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The annual report on Form 10-K most recently filed pursuant to
     Section 13 of the 1934 Act;

          (b) All other reports filed, including those subsequently filed, prior to the termination of the offering, pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

          (c) The definitive proxy statement most recently filed pursuant to
     Section 14 of the Exchange Act in connection with an annual meeting of shareholders and any definitive proxy statements so filed in connection with any subsequent special meetings of shareholders.

     All such documents shall be deemed to be incorporated in this Prospectus by reference from the date of the filing of such documents.

                                 LEGAL MATTERS

     Legal matters in connection with this offering are being passed upon by Fulton, Rowe, Hart & Coon, One Rockefeller Plaza, New York, N.Y. 10020, counsel for the Company. Mr. Rowe, a partner of that firm, is a director of the Company. See page 16 of the 1998 Proxy Statement for the shares of the Company's Common Stock owned by Mr. Rowe.

                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Registration fee ........................................    $49,118
      *Printing ................................................     20,000
      *Legal Services ..........................................     15,000
      *Accounting ..............................................      5,000
      *Miscellaneous ...........................................      1,000
                                                                    -------
                Total ..........................................    $90,118
                                                                    =======

----------

     *    Estimated.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     On July 24, 1986, New York substantially revised the provisions of the New York Business Corporation Law ("BCL") to permit New York corporations to extend broader protection to their directors and officers by way of indemnity and advancement of expenses than that previously afforded by New York law. On October 31, 1986, the Board of Directors of the Registrant amended the Registrant's By-laws to extend such indemnification and advancement of expenses to its directors and officers. Article II, Section 14 of the Registrant's By-laws, as amended, provides among other things that a corporation may indemnify a person against judgments, fines, amounts paid in settlement and reasonable expenses arising out of litigation, to which such person shall have been made a party by reason of the fact he is or was a director or officer of the corporation, unless a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the action so adjudicated, or that he personally gained in fact a personal profit or other advantage to which he was not entitled. The By-laws also permit the Registrant to advance litigation expenses of such director or officer upon receipt of an undertaking to repay such advances if the director or officer is ultimately determined not to be entitled to indemnification.

     In July 1987, New York added Section 402(b) to the BCL which permits New York corporations, with shareholder approval, to amend their certificates of incorporation in order to eliminate or limit the personal liability of directors to a corporation and its shareholders for damages arising from breaches of the directors' duty. On May 13, 1988, the Registrant amended its Certificate of Incorporation by adding a new Article XI which had been approved by the shareholders on May 12, 1988. Article XI provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for damages for any breach of duty as a director. Article XI does not permit elimination or limitation of the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally derived a financial profit or other advantage to which he was not legally entitled, or (ii) that his action involved
(a) an improper declaration of any dividend or other distribution, (b) an improper redemption by the Registrant of its own shares, (c) the distribution of assets to shareholders after dissolution, without paying or adequately providing for, with certain exceptions, known liabilities of the Registrant or (d) the making of an improper loan to a director. Article XI also does not authorize any limitation on the ability of the Registrant or its shareholders to obtain injunctive relief, specific performance or other equitable remedies, and would not apply to acts or omissions which occurred prior to the filing of the amendment to the Registrant's Certificate of Incorporation containing the limitation on directors' liability.

     On December 9, 1975, the Registrant's Board of Directors adopted a resolution pursuant to which the Registrant is obligated to indemnify, to the extent permitted by law, any director, officer or employee of the Registrant against any liability arising out of claims under the Employee Retirement Income Security Act of 1974.

ITEM 16. EXHIBITS.

NUMBER
------

     1    --Not applicable

     2    --Not applicable

     4(a) --Shareholder Protection Rights Agreement dated as of February 20,
            1990 between Registrant and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 4(a) to Registrant's Report on Form 10-Q dated May 14, 1997 (File No. 1-4858).

     4(b) --Amendment No. 1 dated as of April 6, 1990 to Shareholder Protection
            Rights Agreement, incorporated by reference to Exhibit 4(b) to Registrant's Report on Form 10-Q dated May 14, 1997
            (File No. 1-4858).

     4(c) --Amendment No. 2 dated as of March 8, 1994 to Shareholder Protection
            Rights Agreement, incorporated by reference to Exhibit 4(c) to Registrant's Report on Form 10-K for fiscal year ended December 31, 1993 (File No. 1-4858).

     4(d) --Specimen certificates of Registrant's Common Stock bearing legend notifying of Shareholder Protection Rights Agreement, incorporated by reference to Exhibit 4(d) to Registrant's Report on Form 10-Q dated May 14, 1997 (File No. 1-4858).

     5    --Opinion of Fulton, Rowe, Hart & Coon

     8    --Not applicable

     12   --Not applicable

     15   --Not applicable

     23(a) --Consent of PricewaterhouseCoopers LLP.

     23(b) --Consent of Fulton, Rowe, Hart & Coon (included in Exhibit 5)

     24   --Powers of Attorney authorizing George Rowe, Jr. and Stephen A. Block to sign the Registration Statement and amendments thereto on behalf of certain directors and officers of the Registrant.

     25   --Not applicable

     26   --Not applicable

     27   --Not applicable

     99   --Employee Stock Option Plan of 1997, incorporated by reference to
            Exhibit A to the Proxy Statement of the Company dated March 27,
            1997.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

     The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as shareholders of the Registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Pursuant to the registrant's undertaking contained in Registration Statement No. 2-83301 on Form S-3, the registrant hereby withdraws from registration 24,000 shares of IFF Common Stock registered under Reg. No. 2-83301 for which options were not granted or exercised.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, INTERNATIONAL FLAVORS & FRAGRANCES INC., CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK, ON THE 23 DAY OF JULY, 1998.

                                   INTERNATIONAL FLAVORS & FRAGRANCES INC.

                                   By /s/ EUGENE P. GRISANTI, PRESIDENT
                                      -------------------------------------
                                      Eugene P. Grisanti, President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

PRINCIPAL EXECUTIVE OFFICER:                      |
                                                  |
                        EUGENE P. GRISANTI        |
                            President             |
                                                  |
PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:       |
                                                  |
                        DOUGLAS J. WETMORE        |
                     Vice-President and Chief     |
                        Financial Officer         |
                                                  |
DIRECTORS:                                        |    By /s/ STEPHEN A. BLOCK
                                                  |       ----------------------
                       MARGARET HAYES ADAME       |       Stephen A. Block
                                                  |       Attorney-in-fact
                        DAVID G. BLUESTEIN        |
                                                  |
                       ROBIN CHANDLER DUKE        |
                                                  |
                        RICHARD M. FURLAUD        |
                                                  |
                        EUGENE P. GRISANTI        |
                                                  |
                         HERBERT G. REID          |         July 23, 1998
                                                  |
                         GEORGE ROWE, JR.         |
                                                  |
                     STANLEY M. RUMBOUGH, JR.     |
                                                  |
                      HENRY P. VAN AMERINGEN      |
                                                  |
                     WILLIAM D. VAN DYKE, III     |

ORIGINAL POWERS OF ATTORNEY AUTHORIZING GEORGE ROWE, JR. AND STEPHEN A. BLOCK, AND EACH OF THEM, TO SIGN THIS REGISTRATION STATEMENT AND ANY AMENDMENTS HERETO ON BEHALF OF CERTAIN DIRECTORS AND OFFICERS OF THE REGISTRANT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.